Exhibit 99.1

Vanguard Natural Resources, LLC Reports Record Second Quarter 2008 Financial Results

HOUSTON--(BUSINESS WIRE)--Vanguard Natural Resources, LLC (NYSEArca:VNR) (“Vanguard” or “Company”) today reported financial and operational results for the second quarter of 2008. The Company reported the following highlights for the second quarter:

  Generated distributable cash flow of $6.0 million, up 322% over $1.4 million in the second quarter of 2007, and generated $13.0 million for the six months ended June 30, 2008 as compared to $4.4 million in the same period in 2007.
  Achieved Adjusted EBITDA of $11.9 million, up 49% over $8.0 million in the second quarter of 2007 and up 14% over first quarter 2008.
  Reported daily production of 15,888 Mcfe, up 34% over 11,901 Mcfe/day in the second quarter of 2007 and up 19% over first quarter 2008 volumes.
  Recorded net income of $5.2 million, up 131% over $2.2 million in the second quarter of 2007 and up 21% over first quarter 2008.

Scott W. Smith, President and CEO, commented, “We are pleased with our results this quarter, having achieved record production and cash flow even though our planned capital expenditures were lower due to lack of rig availability in the Permian Basin. Our plans for the balance of the year include the drilling of two development wells in the Permian Basin and participation in several horizontal devonian shale wells in Appalachia. We are excited about our involvement in the application of horizontal drilling technology in Kentucky and Tennessee as this has the potential to make a meaningful impact on our reserve and production profile. Lastly, the recently announced acquisition of properties in south Texas is an excellent addition to our asset base and we believe will generate substantial cash flows for the balance of the year and in the years ahead.”

Richard A. Robert, EVP and Chief Financial Officer, added, “Our Board’s decision to increase our distribution for the third quarter of 2008 by 12.4% is a strong indication of our confidence in the cash flows that we expect to generate. Our hedging strategy allows us to generate stable cash flows regardless of the commodity price environment so investors can take comfort that their quarterly distribution is secure.”

Second Quarter 2008 Results

During the second quarter of 2008, the Company produced 1,445 MMcfe, resulting in Adjusted EBITDA (a non-GAAP financial measure) of $11.9 million and net income of $5.2 million. Adjusted EBITDA is the primary measure used by Company management to evaluate cash flow and the Company’s ability to sustain or increase distributions. Our definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to its most comparable GAAP financial measure, net income, are provided in this release.

In the second quarter of 2008, the Company participated in the drilling of 24 gross (12 net) wells in Appalachia, all of which were successfully completed.

Cash Distributions

On July 21, 2008, the Company declared a cash distribution attributable to the second quarter of 2008 of $0.445 per unit, payable on August 14, 2008 to unitholders of record on July 30, 2008.

On August 11, 2008, the Company announced that its Board of Directors had approved an increase in the quarterly distribution to $0.50 per unit effective for the third quarter distribution to be paid on November 14, 2008. This increased quarterly distribution of $0.50 per unit represents an increase of $0.055 per unit or 12.4% over the second quarter distribution of $0.445 and $0.075 per unit or 17.6% over the $0.425 distribution initially set forth in the prospectus for our initial public offering which was completed on October 29, 2007.

SEC Filings

The Company plans to file its Quarterly Report on Form 10-Q for the three months ended June 30, 2008 with the Securities and Exchange Commission on August 13, 2008.

South Texas Acquisition

As previously reported, on July 18, 2008, we entered in to a Purchase and Sale Agreement with Segundo Navarro Drilling, Ltd., a wholly owned subsidiary of the Lewis Energy Group, for the acquisition of certain natural gas and oil properties located in the Dos Hermanos Field in Webb County, Texas. The purchase price for said assets was $53.4 million with an effective date of June 1, 2008. We completed this acquisition on July 28, 2008 for the purchase price, subject to customary post-closing adjustments to be determined. This acquisition was funded with borrowings under our Credit Facility and through the issuance of 1,350,873 common units of the Company. The effects of this acquisition are not reflected in the cash flows and other financial and operating information described herein due to the acquisition closing on July 28, 2008. Upon closing this transaction, we assumed natural gas swaps and collars based on Houston Ship Channel pricing for approximately 85% of the estimated gas production from existing producing wells for the period beginning July 2008 through December 2011.

Presentations

On August 14, 2008 at 1:30 PM Mountain Time, the Company will be presenting at Enercom’s The 2008 Oil & Gas Conference at the Westin Tabor Center in Denver, Colorado. In addition, we will be hosting a breakfast table from 6:30 to 8:00 AM on Wednesday, August 13th. The presentation is open to all investors and interested parties through a live webcast via the internet. Interested parties can access the live presentation using the link provided on the Company’s website www.vnrllc.com. A replay of the webcast will be available until September 15th on the website.

Use of Non-GAAP Measures

We present Adjusted EBITDA in addition to our reported net income in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) plus net interest (income) expense (which includes write-off of deferred financing fees); loss on extinguishment of debt, depreciation, depletion and amortization (which includes accretion of asset retirement obligation); bad debt expenses; amortization of premiums paid and non-cash settlements on derivative contracts; change in fair value of derivative contracts; unit-based compensation expense and realized (gain) loss on cancelled derivatives.

Adjusted EBITDA is used by management as a tool to measure (prior to the establishment of any cash reserves by our board of directors) the cash distributions we could pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Conference Call Information

The Company will host a conference call on August 12, 2008 at 9:00 a.m. CST to review its financial results.

To participate, analysts, investors, media and the public in the U.S. may pre-register by using the following URL: https://www.theconferencingservice.com/prereg/key.process?key= PUHP79J7K. Alternatively, you may dial 888-713-4215 shortly before 9:00 a.m. (CST). The international phone number is 617-213-4867. The conference passcode is 89228923.

A replay will be available for a seven-day period approximately one hour after the end of the call by dialing 888-286-8010 or 617-801-6888 (international). The replay passcode is 69866787.

A live audio webcast of the conference call and the earnings press release will be available on the Investor Relations page of Vanguard’s web site (http://www.vnrllc.com).

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly-traded limited liability company, focused on the acquisition and development of natural gas and oil properties in the United States. Vanguard’s assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, and south Texas. More information on Vanguard can be found on its website at www.vnrllc.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Vanguard Natural Resources, LLC Operating Statistics (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2008		2007		2008		2007
Net Natural Gas Production:
Appalachian gas (MMcf)	903		1,032		1,770		2,100
Permian gas (MMcf)	109		-		151	(a)	-
Total natural gas production (MMcf)	1,012		1,032		1,921		2,100
Average Appalachian gas daily production (Mcf/day)	9,922		11,340		9,724		11,602
Average Permian gas daily production (Mcf/day)	1,202		-		1,000	(a)	-

Average Natural Gas Sales Price per Mcf:
Net realized gas price, including hedges	$10.35	(b)	$9.12	(b)	$10.41	(b)	$8.39	(b)
Net realized gas price, excluding hedges	$13.14		$9.30		$11.62		$8.84

Net Oil Production:
Appalachian oil (Bbls)	10,430		8,513		21,421		8,513
Permian oil (Bbls)	61,817		-		102,539	(a)	-
Total oil (Bbls)	72,247		8,513		123,960		8,513
Average Appalachian daily oil production (Bbls/day)	115		94		118		47
Average Permian daily oil production (Bbls/day)	679		-		679	(a)	-

Average Oil Sales Price per Bbls:
Net realized oil price, including hedges	$81.01		$60.46		$84.61		$60.46
Net realized oil price, excluding hedges	$104.44		$60.46		$101.06		$60.46
(a)	The Permian Basin acquisition closed on January 31, 2008 and as such only five months of operations are included in the six month period ended June 30, 2008.

(b)	Excludes amortization of premiums paid and non-cash settlements on derivative contracts.

VANGUARD NATURAL RESOURCES, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008 (a)	2007
Revenues:
Natural gas and oil sales	$20,849,911	$10,106,737	$34,850,008	$19,068,353
Realized losses on derivative contracts	(5,749,947)	(918,044)	(6,900,419)	(1,665,852)
Total revenues	15,099,964	9,188,693	27,949,589	17,402,501

Costs and expenses:
Lease operating expenses	2,300,076	1,314,041	4,315,753	2,460,420
Depreciation, depletion and amortization	3,330,024	2,291,426	6,154,002	4,320,289
Selling, general and administrative expenses	1,636,675	781,198	3,282,466	1,215,489
Bad debt expense	—	—	—	1,007,458
Taxes other than income taxes	1,428,965	380,110	2,395,078	890,992
Total costs and expenses	8,695,740	4,766,775	16,147,299	9,894,648

Income from operations	6,404,224	4,421,918	11,802,290	7,507,853

Other income and (expense):
Interest income	4,394	14,679	12,008	27,646
Interest expense	(1,244,450)	(2,196,691)	(2,374,110)	(4,419,814)
Loss on extinguishment of debt	—	—	—	(2,501,528)
Total other expense, net	(1,240,056)	(2,182,012)	(2,362,102)	(6,893,696)

Net income	$5,164,168	$2,239,906	$9,440,188	$614,157

Net income per unit:
Common & Class B units – basic	$0.46	$0.38	$0.84	$0.11

Common & Class B units – diluted	$0.46	$0.38	$0.84	$0.11

Weighted average units outstanding:
Common units – basic & diluted	10,795,000	5,540,000	10,795,000	5,540,000
Class B units – basic & diluted	420,000	296,813	420,000	149,227
(a)	The Permian Basin acquisition closed on January 31, 2008 and as such only five months of operations are included in the six month period ended June 30, 2008.

VANGUARD NATURAL RESOURCES, LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$3,900,503	$3,109,563
Trade accounts receivable, net	10,825,985	4,372,731
Derivative assets	-	4,017,085
Other current assets	719,273	453,198
Total current assets	15,445,761	11,952,577

Property and equipment
Furniture and fixtures	109,594	72,893
Machinery and equipment	163,677	138,719
Less: accumulated depreciation	(70,234)	(45,157)
Total property and equipment	203,037	166,455

Natural gas and oil properties, net – full cost method	184,705,095	106,983,349

Other assets
Derivative assets	702,079	1,329,511
Deferred financing costs	973,191	941,833
Non-current deposits	45,963	8,285,883
Other assets	1,061,309	1,519,577
Total assets	$203,136,435	$131,179,185

Liabilities and members’ equity

Current liabilities
Accounts payable - trade	$947,507	$1,056,627
Accounts payable – natural gas and oil	1,034,750	257,073
Payables to affiliates	4,161,308	3,838,328
Derivative liabilities	27,109,030	-
Accrued expenses	3,435,907	203,159
Total current liabilities	36,688,502	5,355,187

Long-term debt	102,500,000	37,400,000
Derivative liabilities	47,582,633	5,903,384
Asset retirement obligations	1,532,881	189,711
Total liabilities	188,304,016	48,848,282

Commitments and contingencies

Members’ equity
Members’ capital, 10,795,000 common units issued and outstanding at June 30, 2008 and December 31, 2007	91,303,423	90,257,856
Class B units, 420,000 issued and outstanding at June 30, 2008 and December 31, 2007	3,804,273	2,131,995
Other comprehensive loss	(80,275,277)	(10,058,948)
Total members’ equity	14,832,419	82,330,903

Total liabilities and members’ equity	$203,136,435	$131,179,185

Vanguard Natural Resources, LLC Reconciliation of Net Income to Adjusted EBITDA (1) and Distributable Cash Flow (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008 (2)	2007

Net income	$5,164,168	$2,239,906	$9,440,188	$614,157
Plus:
Interest expense	1,244,450	2,196,691	2,374,110	4,419,814
Loss on extinguishment of debt	-	-	-	2,501,528
Depreciation, depletion and amortization	3,330,024	2,291,426	6,154,002	4,320,289
Bad debt expense	-	-	-	1,007,458
Amortization of premiums paid and non-cash settlements on derivative contracts	1,230,584	733,504	2,531,193	733,504
Unit-based compensation expense	981,002	563,143	1,896,347	563,143
Realized loss on cancelled derivatives	-	-	-	776,633
Less:
Interest income	4,394	14,679	12,008	27,646
Adjusted EBITDA	$11,945,834	$8,009,991	$22,383,832	$14,908,880
Less:
Interest expense, net	1,240,056	2,182,012	2,362,102	4,392,168
Drilling, recompletions and other capital expenditures	4,724,029	4,409,576	7,039,808	6,132,607
Distributable Cash Flow	$5,981,749	$1,418,403	$12,981,922	$4,384,105
(1)

Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

(2)	The Permian Basin acquisition closed on January 31, 2008 and as such only five months of operations are included in the six month period ended June 30, 2008.

We define Adjusted EBITDA as net income (loss) plus:

  Net interest expense (including write-off of deferred financing fees);
  Loss on extinguishment of debt;
  Depreciation, depletion and amortization (including accretion of asset retirement obligations);
  Bad debt expenses;
  Amortization of premiums paid and non-cash settlements on derivative contracts;
  Change in fair value of derivative contracts;
  Unit-based compensation expense; and
  Realized (gain) loss on cancelled derivatives.

REVISED FINANCIAL GUIDANCE FOR 2008

Overview

Vanguard Natural Resources, LLC and its subsidiaries have prepared this document to provide public disclosure of certain updated financial and operating estimates in order to permit the preparation of updated models to forecast our operating results for the year ending December 31, 2008. These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates. We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable. Until our actual results of operations have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and natural gas prices, the unpredictable nature of our drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a) production which may be obtained through future drilling;

(b) dry hole and abandonment costs that may result from future drilling;

(c) the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;

(d) gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of the financial guidance; and

(e) capital expenditures related to acquisitions of proved properties until the expenditures are estimable and likely to occur;

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for the fiscal year ending December 31, 2008 based on natural gas Henry Hub price of $9.00 per Mcf and oil WTI Sweet price of $90.00 per barrel. These prices were used principally due to a significant portion of our production being hedged at these prices.

When a single value is provided in the tables below, such value represents the mid-point of the approximate range of estimates. Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor. See “Supplemental Information.”

	Full Year 2008 Range

Average Daily Production:
Appalachian Gas (Mcf)	9,529	-	10,030
Permian Gas (Mcf) (a)	842	-	886
South Texas Gas (Mcf) (b)	2,953	-	3,109
Appalachian Oil (Bbls)	109	-	115
Permian Oil (Bbls)(a)	638	-	672
South Texas Oil (Bbls)(b)	n/a	-	n/a

Differentials:
Appalachian Gas (Mcf)	$0.20	-	$0.26
Permian Gas (Mcf)	$0.00	-	$0.00
South Texas Gas (Mcf)	$(0.23)	-	$(0.23)
Appalachian Oil (Bbls)	$(8.00)	-	$(8.00)
Permian Oil (Bbls)	$(5.00)	-	$(5.00)

BTU Content:
Appalachian Gas	1,230	-	1,230
Permian Gas	1,000	-	1,000
South Texas Gas	1,150	-	1,150

Costs Variable by Production ($/Mcfe):
Production expenses (including Severance & Ad Valorem taxes)	$2.32	-	$2.42
DD&A – Oil and gas properties	$2.33	-	$2.43

Statement of Operations (in thousands)(a)(b):

Total natural gas and oil sales	$68,200	-	$71,790
Realized gains on derivative contracts	1,110	-	1,110
Amortization of premiums paid and non-cash settlements on derivative contracts	(4,885)	-	(4,885)
Total Revenues	64,425	-	68,015

Lease operating expenses	(9,500)	-	(9,900)
Depreciation, depletion and amortization	(14,350)	-	(15,000)
General and administrative	(3,000)	-	(3,500)
General and administrative – unit-based compensation	(3,550)	-	(3,550)
Taxes other than income taxes	(4,775)	-	(5,025)
Total Costs and Expenses	(35,175)	-	(36,975)
Income from Operations	29,250	-	31,040
Interest expense, net	(5,850)	-	(5,850)
Net Income	$23,400	-	$25,190

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow (in thousands)(a)(b):
Net Income	$23,400	-	$25,190
Plus:
Interest expense, net	5,850	-	5,850
Depreciation, depletion and amortization	14,350	-	15,000
Amortization of premiums paid and non-cash settlements on derivative contracts	4,885	-	4,885
Unit-based compensation expense	3,550	-	3,550
Adjusted EBITDA	$52,035	-	$54,475
Less:
Interest expense, net	(5,850)	-	(5,850)
Drilling, recompletions and other capital expenditures	(18,000)	-	(19,500)
Distributable Cash Flow	$28,185	-	$29,125

Weighted Average Units Outstanding (in thousands):
Basic and Diluted	11,841	-	11,841
(a)	As the acquisition of the Permian properties from Apache Corporation was consummated on January 31, 2008, our 2008 financial results will only include eleven months of the results from this acquisition.

(b)	As the acquisition of the South Texas properties from an affiliate of the Lewis Group was consummated on July 28, 2008, our 2008 financial results will only include five months of the results from this acquisition.

CONTACT:
Vanguard Natural Resources, LLC, Houston
Investor Relations
Richard Robert, EVP and CFO, 832-327-2258
investorrelations@vnrllc.com